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                                                                   EXHIBIT 10.58

          Patent License, Dismissal of Lawsuits and Universal Release



      WHEREAS: Kreativ, Inc. ("KREATIV") desires to obtain a license under certain patents and patents pending which are owned by American Dental Technologies, Inc. ("ADT"), and ADT is willing to license such patents to KREATIV.

      NOW THERFORE, the parties agree as follows:

      1. Excluding ADT's non-dental patents as set forth below, ADT hereby grants to KREATIV, a nonexclusive, fully paid-up, royalty free, irrevocable license under all patents and patent applications owned by or assigned to ADT which relate to air abrasive dentistry and are in existence on the date of this Agreement, including but not limited to U.S. Patent No. 5,275,561 and U.S. patent No. 5,330,354, U.S. Patent No. 5,350,299, U.S. Patent No. 5,525,058, and
U.S. Patent No. 5,746,596 and any foreign counterpart, extension, re-examination, reissue, continuation, continuation-in-part and divisional patents and patent applications based on the disclosures of the patents listed in this paragraph 1 which now exist or hereafter may be filed, for the life of such patents and patent applications to engage in any and all activities covered by such patents and patent applications with respect to any apparatuses of methods relating to air abrasive dentistry throughout the world; but excluding Japan, presently covered by agreements between ADT and Denics Co., Ltd., a/k/a Dental Innovative Corporation, a Japanese corporation. Kreativ may not assign this license, except in connection with the sale or merger of the company or its air abrasion business. Kreativ may not grant sub-licenses to any party or entity.

      The following industrial patents, along with continuations-in-part applications, foreign counterparts, re-examinations and reissues, of ADT are excluded from this Agreement: U.S. Patent No. 4,893,440, U.S. Patent No. 4,733,503, U.S. Patent No. 4,708,534 and U.S. Patent No. 4,635,897. ADT
stipulates that the past and present Kreativ air abrasive units do not infringe on the above listed patents.

                                    Payments

      2. KREATIV will pay ADT Three Hundred Thousand ($300,000) Dollars upon execution of this Agreement.

                                     Japan

      3. In the event ADT acquires patent rights for Japan, this license will extend to Japan.
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                                Confidentiality

      4. The terms of this Agreement shall be maintained in strict confidence and not disclosed to any person, except that (i) each party may advise prospective licensees or customers (without revealing any of the specific terms) that this license has been granted, (ii) each party may disclose the terms of this Agreement if and to the extent compelled to do so by a court or authorized governmental agency or otherwise required by law to do so, provided such party provides the other party with at least ten (1) days written notice of its intent to make such compelled disclosure, so that the other party may oppose such disclosure or seek a protective order limiting or setting terms in connection therewith before such court or governmental agency, (iii) each party may disclose the terms of this Agreement to the extent necessary in any proceeding to enforce any of the terms of this Agreement, and (iv) each party may disclose the terms of this Agreement to its officers, directors, legal advisors, and accountants who have a need to know the same and who agree to be bound by the confidentiality obligations of this Agreement.

                                     Notice

      5. All notices required to be given under this Agreement shall be given in writing and shall be sent by regular mail, postage prepaid, certified mail or by recognized overnight express mail service to the parties at the addresses indicated.

If to ADT, to:
Ben J. Gallant, President and Chief Executive Officer
American Dental Technologies, Inc.
5555 Bear Lane
Corpus Christi, TX 78405
Tel: (512) 289-1145/Fax: (512) 289-5554

If to KREATIV to:
Legal Department
Welch Allyn, Inc.
4341 State Street Road
Skaneateles Falls, NY 13153



                               Effect of Notices

      6. A notice sent pursuant to paragraph 5 of this Agreement shall be deemed given on the date it is mailed, unless the intended recipient can establish that such notice was not timely received.
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                              Validity of Patents

      7. KREATIV hereby confirms the validity of the patents set forth in Paragraph 1, and will not take any action to challenge the validity of such patents.

                                 Governing Law

      8. This Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws and principles.

                                   Warranties

      9. Both parties represent that their undersigned representatives have the full power and authority to enter into this Agreement. ADT represents and warrants that it has the right and power to grant the license of paragraph 1 of this Agreement, but makes no other warranties whatsoever regarding the patents so licensed. KREATIV acknowledges the validity of the patents covered by this Agreement and agrees that it will not challenge the validity, or institute any proceeding which may adversely affect the validity of the patents covered by this Agreement.

                            Relationship of Parties

      10. This Agreement is not intended by the parties to, and shall not, constitute or create a joint venture, partnership or other business organization and neither party shall be nor shall act as an agent of the other party.
Neither party shall use the other party's name in any marketing efforts.

                                  Severability

      11. The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement.

                               Complete Agreement

      12. This Agreement constitutes the entire agreement of the parties regarding this subject matter and supersedes any and all prior or contemporaneous oral or written agreements, understandings, negotiations or discussions among the parties regarding this subject matter. Any amendment or other modifications to this Agreement must be made in writing and must be duly executed by an authorized representative or agent of each party.
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                                  Counterparts

      13. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

                        Permitted Successors and Assigns

      14. This Agreement, and all provisions herein, shall bind the parties and their permitted successors and permitted assigns.

              Dismissal of Lawsuits with Prejudice, Fees and Costs

      15. The parties hereby authorize a dismissal with prejudice of the two lawsuits between them originally filed in the United States District Court for the Southern District of Texas, case numbers C-97-374 and C-98-181, now on appeal to the Federal Circuit (the "Lawsuits"). The Lawsuits shall be dismissed with prejudice and each party shall bear its own fees and costs including attorney fees and the implementation of any action agreed to under this Agreement.

                               Universal Release

      16. Each party hereby forever generally and completely releases and discharges the other party and its servants, agents, directors, officers and employees, and all others, including distributors, representatives and customers, of and from any and all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, and in particular of and from all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages actual and consequential, past, present and future, arising out of or in any way related to their respective obligations, activities and/or dealings with one another at any time prior to the date hereof, including (without limitation) all such claims and demands arising out of or in any way related to the Lawsuits.

      THIS RELEASE DOES NOT RELEASE EITHER PARTY FROM ANY LIABILITY FOR ANY OF THE CLAIMS OR CAUSES OF ACTON ALLEGED IN THE LAWSUIT ENTITLED AMERICAN DENTAL TECHNOLOGIES, INC. v. KREATIV, INC., CASE NO. 96-40454 ORIGINALLY FILED IN THE UNITED STATES DISTRICT COURT, EASTERN DISTRICT OF MICHIGAN, SOUTHERN DIVISION AND SHALL NOT BE CONSTRUED TO REFER OR AFFECT SUCH LAWSUIT IN ANY MANNER WHATSOEVER, EXCEPT THAT ADT RELEASES KREATIV FROM ANY LIABILITY OR OBLIGATION TO PAY ANY AMOUNT TO ADT WHICH IS NOT COVERED AND PAID BY KREATIV'S INSURANCE CARRIER.
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AMERICAN DENTAL TECHNOLOGIES, INC.              KREATIV, INC.


/s/ Ben J. Gallant                              /s/ Michael Stone
------------------------------------            --------------------------------
Ben J. Gallant                                  By: Michael Stone
President and Chief Executive Officer              -----------------------------
Date: 6/10/99                                   Title: Vice President
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                                                Date:  6/10/99
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